EXHIBIT 24.1
POWER OF ATTORNEY
I hereby appoint A.J. Kazimi and David L. Lowrance, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
•	Sign the registration statement on Form S-8 for the 1999 Stock Option Plan, the 2007 Long-Term Incentive Compensation Plan, and the 2007 Director’s Compensation Plan of Cumberland Pharmaceuticals Inc. and any and all amendments to that registration statement;
•	File the registration statement mentioned above on Form S-8 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;
•	Perform the acts that need to be done concerning these filings; and
•	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signature	Dated as of January 08, 2010
/s/ ROBERT G. EDWARDS	/s/ THOMAS R. LAWRENCE

Robert G. Edwards	Thomas R. Lawrence

/s/ LAWRENCE W. GREER	/s/ MARTIN E. CEARNAL

Lawrence W. Greer	Martin E. Cearnal